UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2004

Front Range Capital Corporation

(Exact name of registrant as specified in its charter)

Colorado	333-40028	84-0970160

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Century Drive, Suite 202, Louisville, Colorado	80027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(303) 926-0300

Item 5: Other Events and Required FD Disclosure

On May 25, 2004, the Front Range Capital Corporation (the “Company”) issued its press release announcing that it is delaying the release of its first quarter operating results in order to complete its review of the Company’s previously adopted accounting treatment for certain components of the Company’s deferred compensation agreements. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The Company anticipates that the Form 10-Q for the quarter ended March 31, 2004 will be filed in mid-June.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit 99.1 Press Release dated May 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRONT RANGE CAPITAL CORPORATION
Date: May 26, 2004	By:	/s/ William A. Mitchell, Jr.
William A. Mitchell, Jr.
President and Chairman

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 25, 2004